Exhibit 10.4

STRAIGHT NOTE

(INTEREST ONLY)

Escrow No.:	FWFM-4461700661CC\NM
Title No.:	FWVI-TO17001450

DO NOT DESTROY THIS ORIGINAL NOTE
When paid, this original Note, together with the Deed of Trust securing it, must be surrendered to Trustee for cancellation, before reconveyance will be made.

$425,000.00	Reedley, California	October 9, 2017

At the times hereinafter stated, for value received, I/We promise to pay to

M & G Farms, Inc., a California Corporation

or order, at Orosi, California, the sum of Four Hundred Twenty-Five Thousand And No/100 Dollars ($425,000.00), with interest from                                       at the rate of Six Percent (6.000%) per annum, payable INTEREST ONLY monthly, in the sum of Two Thousand One Hundred Twenty-Five And No/100 Dollars ($2,125.00), OR MORE, beginning on                             and so continuing "monthly" thereafter until                             at which time the entire unpaid principal balance, together with accrued interest, shall become immediately due and payable.

PREPAYMENT OF PRINCIPAL WITHOUT PENALTY: Payor shall have the privilege to prepay this note in full, or in part, at anytime without penalty. Payment(s) shall first apply to interest then due and the balance to principal. Interest shall cease to accrue on any principal paid as of date of payment thereof. Interest only payments, if applicable, shall thereafter adjust accordingly.

Principal and interest payable in lawful money of the United States of America. Should default be made in payment of any installment when due the whole sum of principal and interest shall become immediately due at the option of the holder of this Note and after said breach, said obligation shall continue to accrue interest at the rate of Six Percent (6.000%) per annum. If action be instituted on this Note, the undersigned promises to pay such sum as the Court may fix as attorney's fees. This Note is secured by a Deed of Trust of even date to Chicago Title Company, a California corporation, as Trustee.

M & G Packing LLC

BY:	/s/ David Selakovic
David Selakovic
Managing Member

Note Straight (Interest Only)		Printed: 10.09.17 @ 03:55 PM by C\N
SCA0002227.doc / Updated: 10.15.14	Page 1	CA-CT-FWFM-02180.054446-FWFM-4461700661